Exhibit 99.1

MarineMax Reports Fiscal 2026 Second Quarter Results

~ Results Underscore Strategic Value and Benefits of Diversified Business Strategy ~

~ Gross Margin Exceeds 34%, Up from 30% in Prior Year ~

~ Company Reaffirms Fiscal 2026 Guidance ~

~ Earnings Conference Call at 10:00 a.m. ET Today ~

OLDSMAR, Florida – April 23, 2026 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced results for its fiscal 2026 second quarter ended March 31, 2026.

Fiscal 2026 Second Quarter Summary

•
Revenue of $527.4 million
•
Same-store sales decreased 15% due to challenging environment, compared to an increase of 11% in the prior-year period
•
Gross profit margin of 34.4%, reflecting strength in higher-margin businesses
•
Inventories decreased $128.0 million year-over-year
•
Reported net loss of $2.6 million, or $0.12 per share; adjusted net income1 of $0.9 million, or $0.04 per diluted share
•
Adjusted EBITDA1 of $23.9 million

CEO & President Commentary

“Our fiscal second quarter results reflected ongoing industry headwinds in the retail environment for new and used boat sales; however, our higher margin businesses once again provided important balance, stability and growth, helping to offset much of the pressure caused by the decline in boat revenue,” said MarineMax Chief Executive Officer and President Brett McGill. “Contributions from areas of the business that we have strategically expanded, including finance and insurance, superyacht services, marinas, and parts and service, continue to perform well and support our margin profile, underscoring the benefits of our diversified business model.

“While near-term market conditions remain pressured by geopolitical and macroeconomic uncertainty, including international concerns from tariffs, the long-term fundamentals of the recreational marine market remain strong,” McGill said. “Virtually every recent boat show we have participated in, including last month’s Palm Beach International Boat Show, has produced strong and, in some cases, record results, highlighting sustained consumer interest in the boating lifestyle, especially in premium segments. This demand is reflected in our sequential and year-over-year customer deposit growth trends as well as continued strength in our superyacht and international marina businesses.

“Our balance sheet remains very strong, supported by disciplined inventory management, reduced floorplan financing, and ample liquidity,” McGill said. “As we enter the summer selling season, we are seeing increased demand across both digital and retail channels supporting a cautiously optimistic outlook.”

Fiscal 2026 Second Quarter Results

Revenue for the fiscal 2026 second quarter was $527.4 million, compared with a record $631.5 million in the same period last year. This decline, primarily driven by lower boat sales, was partially offset by continued growth in higher-margin businesses, including finance and insurance, superyacht services and marinas.

Gross profit totaled $181.3 million, compared with $189.5 million in the prior-year period. Gross profit margin expanded 440 basis points year-over-year to 34.4%, primarily driven by the increasing contribution from higher-margin businesses.

Selling, general, and administrative (SG&A) expenses were $170.4 million, or 32.3% of revenue, compared with SG&A expenses of $166.8 million, or 26.4% of revenue, in the prior-year period. On an adjusted basis, excluding transaction costs, changes in contingent consideration, weather events, and other non-recurring items, Adjusted SG&A2 was $165.8 million, or 31.4% of revenue, compared with $163.8 million, or 25.9% of revenue, in the prior year.

Interest expense was $14.7 million, or 2.8% of revenue, compared with $18.2 million, or 2.9% of revenue, in the prior-year period, reflecting lower interest rates and reduced inventory levels.

Net loss for the quarter was $2.6 million, or $0.12 per share, compared with net income of $3.3 million, or $0.14 per diluted share, in the prior-year period. Adjusted net income1 was $0.9 million, or $0.04 per diluted share, compared with Adjusted net income of $5.5 million, or $0.24 per diluted share, in the prior year.

Adjusted EBITDA1 for the quarter was $23.9 million, compared with $30.9 million in the prior-year period.

Balance Sheet

Cash and cash equivalents were $189.1 million at quarter end, compared with $203.5 million in the prior-year period and $170.4 million at the end of fiscal 2025.

Inventories totaled $845.4 million, down from $973.4 million in the prior-year period.

Company Reaffirms Fiscal 2026 Guidance

Based on current business conditions, retail marine industry trends, and other relevant factors, the Company continues to expect fiscal 2026 Adjusted EBITDA1,2 to be in the range of $110 million to $125 million and adjusted net income1,2 in the range of $0.40 to $0.95 per diluted share. These projections exclude the potential impact of material acquisitions or other unforeseen developments, including changes in tariffs, international hostilities, and broader macroeconomic conditions.

“As we look ahead, we recognize that geopolitical uncertainty and macroeconomic dynamics may continue to influence consumer behavior over the next several quarters,” McGill concluded. “That said, our diversified business model, strong balance sheet and continued growth in higher-margin businesses position us well to navigate the environment and drive long-term value creation.”

Conference Call Information

MarineMax will discuss its fiscal 2026 second quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and over 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These statements, including those relating to the strength of the long-term fundamentals of the recreational marine market, demand across both digital and retail channels, our optimism because of the improving trends, our fiscal 2026 guidance, the influence of geopolitical uncertainty and macroeconomic dynamics on consumer behavior over the next several quarters, and our positioning to navigate the environment and drive long-term value creation, are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the timing of and potential outcome of the Company’s long-term strategy, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s most recently filed Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Mike McLamb

Chief Financial Officer

727-531-1700

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

857-383-2409

HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue	$527,412	$631,515	$1,032,590	$1,099,976
Cost of sales	346,126	442,004	690,834	740,811
Gross profit	181,286	189,511	341,756	359,165

Selling, general, and administrative expenses	170,448	166,770	325,998	297,452
Income from operations	10,838	22,741	15,758	61,713

Interest expense	14,659	18,179	30,515	36,924
(Loss) income before income tax (benefit) provision	(3,821)	4,562	(14,757)	24,789

Income tax (benefit) provision	(1,106)	1,400	(3,947)	3,503
Net (loss) income	(2,715)	3,162	(10,810)	21,286

Less: Net loss attributable to non-controlling interests	(117)	(138)	(286)	(80)
Net (loss) income attributable to MarineMax, Inc.	$(2,598)	$3,300	$(10,524)	$21,366

Basic net (loss) income per common share	$(0.12)	$0.15	$(0.48)	$0.94

Diluted net (loss) income per common share	$(0.12)	$0.14	$(0.48)	$0.91

Weighted average number of common shares used in computing net (loss) income per common share:

Basic	22,027,425	22,616,518	21,984,675	22,616,069
Diluted	22,027,425	23,324,347	21,984,675	23,354,856

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	September 30,	March 31,
	2026	2025	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$189,132	$170,351	$203,507
Accounts receivable, net	101,136	108,288	119,488
Inventories	845,371	867,328	973,410
Prepaid expenses and other current assets	25,454	34,912	27,219
Total current assets	1,161,093	1,180,879	1,323,624
Property and equipment, net	546,786	552,546	546,958
Operating lease right-of-use assets, net	139,085	137,915	140,230
Goodwill	525,650	526,931	591,101
Other intangible assets, net	34,700	35,416	37,592
Other long-term assets	34,247	36,751	33,596
Total assets	$2,441,561	$2,470,438	$2,673,101
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,511	$56,378	$44,567
Contract liabilities (customer deposits)	61,742	45,699	56,936
Accrued expenses	122,430	121,042	172,156
Short-term borrowings (Floor Plan)	689,873	715,679	821,701
Current maturities on long-term debt	35,593	35,593	33,766
Current operating lease liabilities	11,288	10,489	10,196
Total current liabilities	983,437	984,880	1,139,322
Long-term debt, net of current maturities	338,730	356,235	339,054
Noncurrent operating lease liabilities	129,980	127,969	128,872
Deferred tax liabilities, net	41,211	47,447	55,372
Other long-term liabilities	4,780	5,154	7,102
Total liabilities	1,498,138	1,521,685	1,669,722
SHAREHOLDERS' EQUITY:
Preferred stock	—	—	—
Common stock	31	31	30
Additional paid-in capital	368,584	360,818	355,459
Accumulated other comprehensive income	6,018	8,234	1,803
Retained earnings	735,860	746,384	799,385
Treasury stock	(178,277)	(178,277)	(163,228)
Total shareholders’ equity attributable to MarineMax, Inc.	932,216	937,190	993,449
Non-controlling interests	11,207	11,563	9,930
Total shareholders’ equity	943,423	948,753	1,003,379
Total liabilities and shareholders’ equity	$2,441,561	$2,470,438	$2,673,101

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue:
Retail Operations	$525,332	$626,340	$1,029,745	$1,094,689
Product Manufacturing	23,705	35,503	45,327	73,441
Elimination of intersegment revenue	(21,625)	(30,328)	(42,482)	(68,154)
Revenue	$527,412	$631,515	$1,032,590	$1,099,976
Income from operations:
Retail Operations	$12,404	$20,941	$19,569	$62,191
Product Manufacturing	(5,074)	(3,429)	(11,199)	(3,206)
Intersegment adjustments	3,508	5,229	7,388	2,728
Income from operations	$10,838	$22,741	$15,758	$61,713

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net (loss) income attributable to MarineMax, Inc.	$(2,598)	$3,300	$(10,524)	$21,366
Transaction and other costs (1)	5,747	602	8,723	823
Intangible amortization (2)	835	1,428	1,794	2,856
Change in fair value of contingent consideration (3)	(757)	106	(343)	(25,712)
Weather (recoveries) expenses	(1,226)	553	(1,217)	5,521
Restructuring expense (4)	62	273	209	776
Tax adjustments for items noted above (5)	(1,170)	(743)	(2,301)	3,950
Adjusted net income (loss) attributable to MarineMax, Inc.	$893	$5,519	$(3,659)	$9,580

Diluted net (loss) income per common share	$(0.12)	$0.14	$(0.48)	$0.91
Transaction and other costs (1)	0.26	0.03	0.40	0.04
Intangible amortization (2)	0.04	0.06	0.08	0.12
Change in fair value of contingent consideration (3)	(0.03)	0.01	(0.02)	(1.10)
Weather (recoveries) expenses	(0.06)	0.02	(0.06)	0.24
Restructuring expense (4)	—	0.01	0.01	0.03
Tax adjustments for items noted above (5)	(0.05)	(0.03)	(0.10)	0.17
Adjusted diluted net income (loss) per common share	$0.04	$0.24	$(0.17)	$0.41

(1) Transaction and other costs relate to acquisition transaction expenses, integration, and other related costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Adjustments for taxes for items are calculated based on an estimated effective tax rate. The estimated effective rate used for the three and six months ended March 31, 2026 was used for the three and six months ended March 31, 2025, for consistency in presentation.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net (loss) income attributable to MarineMax, Inc.	$(2,598)	$3,300	$(10,524)	$21,366
Interest expense (excluding floor plan)	6,671	7,155	14,026	15,556
Income tax (benefit) provision	(1,106)	1,400	(3,947)	3,503
Depreciation and amortization	12,711	12,251	25,294	23,849
Stock-based compensation expense	4,152	5,321	6,798	10,794
Transaction and other costs	5,747	602	8,723	823
Restructuring expense	62	273	209	776
Change in fair value of contingent consideration	(757)	106	(343)	(25,712)
Weather (recoveries) expenses	(1,226)	553	(1,217)	5,521
Foreign currency	236	(43)	420	499
Adjusted EBITDA	$23,892	$30,918	$39,439	$56,975

1, 2 Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net (loss) income attributable to MarineMax, Inc.,” “Adjusted diluted net (loss) income per common share,” “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), and “Adjusted selling, general and administrative expenses” (“Adjusted SG&A”), which are non-GAAP financial measures as defined under applicable securities legislation. Adjusted SG&A expenses represent SG&A expenses adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses, and restructuring expense. See the tables labeled, “Supplemental Financial Information” for the excluded amounts for both periods for Adjusted SG&A.

In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2026 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.